DATE: May 6, 2021
XENIA HOTELS & RESORTS REPORTS FIRST QUARTER 2021 RESULTS
Orlando, FL – May 6, 2021 – Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today announced results for the quarter ended March 31, 2021.
First Quarter 2021 Highlights
•Net Loss: Net loss attributable to common stockholders was $(56.4) million, or $(0.50) per share.
•Adjusted EBITDAre: Adjusted EBITDAre was $(3.6) million.
•Adjusted FFO per Diluted Share: Adjusted FFO per diluted share was $(0.18).
•Same-Property RevPAR: The Company had its entire Same-Property portfolio (34 properties) open and operating during the first quarter. These properties achieved RevPAR of $65.70, as a result of occupancy of 34.8% and an ADR of $188.68.
•Same-Property Hotel EBITDA: Same-Property Hotel EBITDA was $95 thousand.
•Same-Property Hotel EBITDA Margin: Same-Property Hotel EBITDA Margin was 0.1%.
"Our first quarter results substantially exceeded expectations as the 45.4% occupancy and $91.69 RevPAR in March for our Same-Property Portfolio were well ahead of our internal forecast,” commented Marcel Verbaas, Chairman and Chief Executive Officer of Xenia. “Having our entire Same-Property portfolio open for business allowed us to benefit from the continued strengthening of leisure demand, particularly in many of our Sunbelt and Southeast locations where our portfolio is concentrated. As a result of the improved performance in March, our Same-Property Hotel EBITDA for the quarter turned positive, which speaks to both the favorable geographic footprint of our portfolio as well as our continued outstanding efforts on expense controls. For the full quarter, 17 of our properties achieved positive Hotel EBITDA, while 22 of our hotels and resorts did so in March.”
“Our April results further improved, as our 34 Same-Property hotels and resorts achieved approximately 49% occupancy and an approximately $106 RevPAR," continued Mr. Verbaas. “Based on the positive trend in April, and with vaccination rates and willingness to travel continuing to increase, we now expect the strength in March, when we achieved positive Adjusted EBITDAre and Adjusted FFO, to continue. We expect that leisure demand will remain strong throughout the summer and are hopeful for a gradual recovery in business transient and group demand in the second half of the year as we have witnessed some early signs of improvement in these segments in recent weeks. We believe that our portfolio remains well-positioned for the recovery in demand across all segments in the quarters and years ahead.”

Operating Results
The Company’s results include the following:

	Three Months Ended March 31,
	2021	2020	Change
	($ amounts in thousands, except hotel statistics and per share amounts)
Net loss attributable to common stockholders	$(56,351)	$(36,138)	55.9%
Net loss per share available to common stockholders - basic and diluted	$(0.50)	$(0.32)	56.3%

Same-Property Number of Hotels(1)	34	34	—
Same-Property Number of Rooms(1)	9,411	9,412	(1)
Same-Property Occupancy(1)	34.8%	57.1%	(2,230)	bps
Same-Property Average Daily Rate(1)	$188.68	$227.63	(17.1)%
Same-Property RevPAR(1)	$65.70	$129.93	(49.4)%
Same-Property Hotel EBITDA(1)(2)	$95	$31,235	(99.7)%
Same-Property Hotel EBITDA Margin(1)(2)	0.1%	16.0%	(1,591)	bps

Total Portfolio Number of Hotels(3)	35	39	(4)
Total Portfolio Number of Rooms(3)	10,011	11,245	(1,234)
Total Portfolio RevPAR(4)	$61.76	$121.68	(49.2)%

Adjusted EBITDAre(2)	$(3,647)	$24,460	(114.9)%
Adjusted FFO(2)	$(20,795)	$19,370	(207.4)%
Adjusted FFO per diluted share(2)	$(0.18)	$0.17	(205.9)%
1."Same-Property” includes all hotels owned as of March 31, 2021, except for Hyatt Regency Portland at the Oregon Convention Center. Includes hotels that had temporarily suspended operations for a portion of the three months ended March 31, 2020, as if all hotel rooms were available for sale. "Same-Property" also includes disruption from the COVID-19 pandemic in 2021 and 2020, and renovation disruption for multiple capital projects during the periods presented.
2.See tables later in this press release for reconciliations from net loss to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds From Operations ("FFO"), Adjusted FFO, Same-Property Hotel EBITDA and Hotel EBITDA Margin. EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Adjusted FFO, and Same-Property Hotel EBITDA and Hotel EBITDA Margin are non-GAAP financial measures.
3.As of end of periods presented.
4.Results of all hotels as owned during the periods presented, including the results of hotels sold or acquired for the actual period of ownership by the Company. Includes hotels that had temporarily suspended operations for a portion of or all of the three months ended March 31, 2021 and 2020, as if all hotel rooms were available for sale.

Operations Update
As of March 31, 2021, 34 of the Company's 35 hotels and resorts were open and operating, representing 94% of the Company's total room count. The Company expects to recommence operations at Hyatt Regency Portland at the Oregon Convention Center by the end of May.
The following table provides operating information for the Company's Same-Property portfolio during the first quarter.

	January 2021	February 2021	March 2021	First Quarter 2021
Same-Property Portfolio
Number of Hotels	34	34	34	34
Number of Rooms	9,411	9,411	9,411	9,411
Occupancy	24.5%	34.5%	45.4%	34.8%
Average Daily Rate	$170.41	$183.58	$202.07	$188.68
RevPAR	$41.83	$63.35	$91.69	$65.70
Capital Markets
The Company did not issue any shares of its common stock through its At-The-Market ("ATM") program. As of March 31, 2021, the Company had approximately $62.6 million remaining available for sale under the ATM program.
Liquidity and Balance Sheet
As of March 31, 2021, the Company had total outstanding debt of $1.4 billion with a weighted-average interest rate of 4.78%. The Company had approximately $355 million of cash and cash equivalents, and $360 million available on its $523 million revolving credit facility, resulting in total liquidity of $715 million as of March 31, 2021. In addition, the Company held approximately $35 million of restricted cash and escrows at the end of the first quarter.
Capital Expenditures
During the three months ended March 31, 2021, the Company invested $7.2 million in portfolio improvements.
Following the completion of the Golf Clubhouse, which included the conversion of the traditional steakhouse concept at the Golf Clubhouse to a vintage California cuisine concept by Richard Blais, at Park Hyatt Aviara Resort, Golf Club & Spa during the quarter, the Company has fully completed the transformational renovation. The total cost of the renovation was approximately $52 million.
Projects for the remainder of the year will include:
•The development of the Regency Court, a new outdoor social venue, at Hyatt Regency Scottsdale Resort & Spa
•A restaurant and lobby renovation at The Ritz-Carlton, Pentagon City
•A restaurant and lobby renovation at Waldorf Astoria Atlanta Buckhead
Additionally, the Company continued the design and planning work for three significant rooms renovations and one significant resort pool area renovation.
2021 Outlook and Guidance
The Company does not expect to issue full year earnings guidance until it has more clarity on fundamentals and trends within the industry. The Company is providing the following guidance for full year 2021 on certain corporate expenses:
•General and administrative expenses are projected to be approximately $19 million, excluding non-cash share-based compensation.
•Interest expense is projected to be approximately $68 million, excluding non-cash loan related costs.
•Capital expenditures are projected to be approximately $40 million, with planned expenditures more heavily weighted towards the second half of the year.
First Quarter 2021 Earnings Call
The Company will conduct its quarterly conference call on Thursday, May 6, 2021 at 1:00 PM Eastern Time. To participate in the conference call, please dial (855) 656-0921. Additionally, a live webcast of the conference call will be available through the Company’s website, www.xeniareit.com. A replay of the conference call will be archived and available online through the Investor Relations section of the Company’s website for 90 days.
About Xenia Hotels & Resorts, Inc.
Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests in uniquely positioned luxury and upper upscale hotels and resorts with a focus on the top 25 U.S. lodging markets as well as key leisure destinations in the United States. The Company owns 35 hotels and resorts comprising 10,011 rooms across 15 states. Xenia’s hotels are in the luxury and upper upscale segments, and are operated and/or licensed by industry leaders such as Marriott, Hyatt, Kimpton, Fairmont, Loews, Hilton, and The Kessler Collection. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.
This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations. Forward-looking statements are generally identifiable by use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “illustrative,” references to "outlook" and "guidance," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements in this press release include, among others, statements about our plans, strategies, the outlook related to the effects of the COVID-19 pandemic, including on the demand for travel, transient and group business, the timing of hotel reopenings, the level of expenses incurred in connection with hotel reopenings, capital expenditures, timing of renovations, financial performance, prospects or future events. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the impact of the COVID-19 pandemic, including on the demand for travel, transient and group business, and levels of consumer confidence; (ii) actions that governments, businesses, and individuals take in response to the COVID-19 pandemic or any future resurgence of COVID-19 including variants of the virus, including limiting or banning travel; (iii) the impact of the COVID-19 pandemic and actions taken in response to the pandemic or any future resurgence on global, national, or regional economies, travel and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; (iv) the ability of hotel managers to successfully navigate the impacts of the COVID-19 pandemic; (v) the pace of recovery following the COVID-19 pandemic or any future resurgence; (vi) Factors such as public health (including a significant increase in new and variant strains of COVID-19 cases), availability and effectiveness of COVID-19 vaccines and therapeutics, the level of acceptance of the vaccine by the general population and the economic and geopolitical environments may impact the timing, extent and pace of such recovery; (vii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly; (viii) risks associated with the hotel industry, including competition, increases in wages and benefits, energy costs and other operating costs, actual or threatened terrorist attacks, information technology failures, downturns in general and local economic conditions, prolonged periods of civil unrest in our markets, and cancellation of or delays in the completion of anticipated demand generators; (ix) the availability and terms of financing and capital and the general volatility of securities markets; (x) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws; (xi) interest rate increases; (xii) ability to successfully negotiate amendments and covenant waivers with its unsecured and secured indebtedness; (xiii) ability to comply with covenants, restrictions, and limitations in any existing or revised loan agreements with our unsecured and secured lenders; (xiv) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs; (xv) the possibility of uninsured or underinsured losses, including those relating to natural disasters, terrorism, government shutdowns and closures, civil unrest, or cyber incidents; (xvi) risks associated with redevelopment and repositioning projects, including delays and cost overruns; (xvii) levels of spending in business and leisure segments as well as consumer confidence; (xviii) declines in occupancy and average daily rate, (xix) the seasonal and cyclical nature of the real estate and hospitality businesses, (xx) changes in distribution arrangements, such as through Internet travel intermediaries; (xxi) relationships with labor unions and changes in labor laws, including increases to minimum wages; (xxii) the impact of changes in the tax code and uncertainty as to how some of those changes may be applied; (xxiii) monthly cash expenditures and the uncertainty around predictions; (xxiv) vaccination hesitancy and/or effectiveness; (xxv) inflationary caution; (xxvi) labor shortages; and (xxvii) the risk factors discussed in the Company’s Annual Report on

Form 10-K, as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.xeniareit.com.
All information in this press release is as of the date of its release. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.
Availability of Information on Xenia's Website
Investors and others should note that Xenia routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts, and the Investor Relations section of Xenia's website. While not all the information that the Company posts to the Xenia website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Xenia to review the information that it shares at the Investor Relations link located on www.xeniareit.com. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Email Alerts / Investor Information" in the "Corporate Overview" section of Xenia’s Investor Relations website at www.xeniareit.com.
Contact:
Atish Shah, Executive Vice President and Chief Financial Officer, Xenia Hotels & Resorts, (407) 246-8100
For additional information or to receive press releases via email, please visit our website at www.xeniareit.com.

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Balance Sheets
As of March 31, 2021 and December 31, 2020
($ amounts in thousands)

	March 31, 2021	December 31, 2020
Assets	(Unaudited)	(Audited)
Investment properties:
Land	$446,805	$446,855
Buildings and other improvements	2,952,672	2,949,114
Total	$3,399,477	$3,395,969
Less: accumulated depreciation	(860,331)	(827,501)
Net investment properties	$2,539,146	$2,568,468
Cash and cash equivalents	354,597	389,823
Restricted cash and escrows	34,628	38,963
Accounts and rents receivable, net of allowance for doubtful accounts	14,567	8,966
Intangible assets, net of accumulated amortization	6,204	6,456
Other assets	73,620	66,927
Total assets	$3,022,762	$3,079,603
Liabilities
Debt, net of loan premiums, discounts and unamortized deferred financing costs	$1,374,038	$1,374,480
Accounts payable and accrued expenses	61,635	62,676
Other liabilities	73,402	75,584
Total liabilities	$1,509,075	$1,512,740
Commitments and Contingencies
Stockholders' equity
Common stock, $0.01 par value, 500,000,000 shares authorized, 113,804,074 and 113,755,513 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	$1,138	$1,138
Additional paid in capital	2,081,091	2,080,364
Accumulated other comprehensive loss	(12,059)	(14,425)
Accumulated distributions in excess of net earnings	(569,353)	(513,002)
Total Company stockholders' equity	$1,500,817	$1,554,075
Non-controlling interests	12,870	12,788
Total equity	$1,513,687	$1,566,863
Total liabilities and equity	$3,022,762	$3,079,603

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
For the Three Months Ended March 31, 2021 and 2020
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenues:
Rooms revenues	$55,646	$124,515
Food and beverage revenues	21,592	73,729
Other revenues	10,614	17,109
Total revenues	$87,852	$215,353
Expenses:
Rooms expenses	$15,537	$35,076
Food and beverage expenses	18,178	52,972
Other direct expenses	3,198	5,392
Other indirect expenses	37,327	70,088
Management and franchise fees	2,844	7,330
Total hotel operating expenses	$77,084	$170,858
Depreciation and amortization	33,197	37,091
Real estate taxes, personal property taxes and insurance	10,540	13,675
Ground lease expense	403	754
General and administrative expenses	6,922	8,151
Gain on business interruption insurance	(1,116)	—
Impairment and other losses	—	16,368
Total expenses	$127,030	$246,897
Operating loss	$(39,178)	$(31,544)
Other income	116	127
Interest expense	(18,750)	(13,024)
Net loss before income taxes	$(57,812)	$(44,441)
Income tax (expense) benefit	(165)	7,311
Net loss	$(57,977)	$(37,130)
Net loss attributable to non-controlling interests	1,626	992
Net loss attributable to common stockholders	$(56,351)	$(36,138)

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss - Continued
For the Three Months Ended March 31, 2021 and 2020
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Basic and diluted loss per share:
Net loss per share available to common stockholders - basic and diluted	$(0.50)	$(0.32)
Weighted-average number of common shares (basic)	113,780,388	112,984,868
Weighted-average number of common shares (diluted)	113,780,388	112,984,868

Comprehensive Loss:
Net loss	$(57,977)	$(37,130)
Other comprehensive income (loss):
Unrealized gain (loss) on interest rate derivative instruments	104	(17,120)
Reclassification adjustment for amounts recognized in net loss (interest expense)	2,330	409
	$(55,543)	$(53,841)
Comprehensive loss attributable to non-controlling interests	1,558	1,477
Comprehensive loss attributable to the Company	$(53,985)	$(52,364)

Non-GAAP Financial Measures
The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDAre, Same-Property Hotel EBITDA, Same-Property Hotel EBITDA Margin, FFO, Adjusted FFO, and Adjusted FFO per diluted share. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss, operating profit, cash from operations, or any other operating performance measure as prescribed per GAAP.
EBITDA, EBITDAre and Adjusted EBITDAre
EBITDA is a commonly used measure of performance in many industries and is defined as net income or loss (calculated in accordance with GAAP) excluding interest expense, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. The Company considers EBITDA useful to investors, in evaluating and facilitating comparisons of our operating performance between periods and between REITs by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results, even though EBITDA does not represent an amount that accrues directly to common stockholders. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions and, along with FFO and Adjusted FFO, is used by management in the annual budget process for compensation programs.
We calculate EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines EBITDAre as EBITDA plus or minus losses and gains on the disposition of depreciated property, including gains or losses on change of control, plus impairments of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.
We further adjust EBITDAre to exclude the impact of non-controlling interests in consolidated entities other than our Operating Partnership Units because our Operating Partnership Units may be redeemed for common stock. We also adjust EBITDAre for certain additional items such as depreciation and amortization related to corporate assets, hotel property acquisition, terminated transaction and pre-opening expenses, amortization of share-based compensation, non-cash ground rent and straight-line rent expense, the cumulative effect of changes in accounting principles, and other costs we believe do not represent recurring operations and are not indicative of the performance of our underlying hotel property entities. We believe it is meaningful for investors to understand Adjusted EBITDAre attributable to all common stock and unit holders. We believe Adjusted EBITDAre attributable to common stock and unit holders provides investors with another useful financial measure in evaluating and facilitating comparison of operating performance between periods and between REITs that report similar measures.
Same-Property Hotel EBITDA and Same-Property Hotel EBITDA Margin
Same-Property hotel data includes the actual operating results for all hotels owned as of the end of the reporting period. We then adjust the Same-Property hotel data for comparability purposes by including pre-acquisition operating results of asset(s) acquired during the period, which provides investors a basis for understanding the acquisition(s) historical operating trends and seasonality. The pre-acquisition operating results for the comparable period are obtained from the seller and/or manager of the hotels during the acquisition due diligence process and have not been audited or reviewed by our independent auditors. We further adjust the Same-Property hotel data to remove dispositions during the respective reporting periods, and, in certain cases, hotels that are not fully open due to significant renovation, re-positioning, or disruption or whose room counts have materially changed during either the current or prior year as these historical operating results are not indicative of or expected to be comparable to the operating performance of our hotel portfolio on a prospective basis.
Same-Property Hotel EBITDA represents net income or loss excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate-level costs and expenses, (5) hotel acquisition and terminated transaction costs, and (6) certain state and local excise taxes resulting from our ownership structure. We believe that Same-Property Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization), income taxes, and our corporate-level expenses (corporate expenses and hotel acquisition and terminated transaction costs). We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and the effectiveness of our third-party management companies that operate our business on a property-level basis. Same-Property Hotel EBITDA Margin is calculated by dividing Same-Property Hotel EBITDA by Same-Property Total Revenues.

As a result of these adjustments the Same-Property hotel data we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our condensed consolidated statements of operations and comprehensive loss include such amounts, all of which should be considered by investors when evaluating our performance.
We include Same-Property hotel data as supplemental information for investors. Management believes that providing Same-Property hotel data is useful to investors because it represents comparable operations for our portfolio as it exists at the end of the respective reporting periods presented, which allows investors and management to evaluate the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at Same-Property hotels or from other factors, such as the effect of acquisitions or dispositions.
FFO and Adjusted FFO
The Company calculates FFO in accordance with standards established by Nareit, as amended in the December 2018 restatement white paper, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding real estate-related depreciation, amortization and impairments, gains or losses from sales of real estate, the cumulative effect of changes in accounting principles, similar adjustments for unconsolidated partnerships and consolidated variable interest entities, and items classified by GAAP as extraordinary. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. The Company believes that the presentation of FFO provides useful supplemental information to investors regarding operating performance by excluding the effect of real estate depreciation and amortization, gains or losses from sales for real estate, impairments of real estate assets, extraordinary items and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance. The Company believes that the presentation of FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common stockholders. The calculation of FFO may not be comparable to measures calculated by other companies who do not use the Nareit definition of FFO or do not calculate FFO per diluted share in accordance with Nareit guidance. Additionally, FFO may not be helpful when comparing Xenia to non-REITs. The Company presents FFO attributable to common stock and unit holders, which includes its Operating Partnership Units because its Operating Partnership Units may be redeemed for common stock. The Company believes it is meaningful for the investor to understand FFO attributable to common stock and unit holders.
We further adjust FFO for certain additional items that are not in Nareit’s definition of FFO such as hotel property acquisition, terminated transaction and pre-opening expenses, amortization of debt origination costs and share-based compensation, non-cash ground rent and straight-line rent expense, and other items we believe do not represent recurring operations. We believe that Adjusted FFO provides investors with useful supplemental information that may facilitate comparisons of ongoing operating performance between periods and between REITs that make similar adjustments to FFO and is beneficial to investors’ complete understanding of our operating performance.
Adjusted FFO per diluted share
The diluted weighted-average common share count used for the calculation of Adjusted FFO per diluted share differs from diluted weighted-average common share count used to derive net income or loss per share available to common stockholders. The Company calculates Adjusted FFO per diluted share by dividing the Adjusted FFO by the diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership units. Any anti-dilutive securities are excluded from the diluted earnings per-share calculation.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net (Loss) Income to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
For the Three Months Ended March 31, 2021, 2020 and 2019
(Unaudited)
($ amounts in thousands)

	Three Months Ended March 31,
	2021	2020	2019
Net (loss) income	$(57,977)	$(37,130)	$17,276
Adjustments:
Interest expense	18,750	13,024	12,587
Income tax expense (benefit)	165	(7,311)	6,093
Depreciation and amortization	33,197	37,091	40,000
EBITDA	$(5,865)	$5,674	$75,956
Impairment and other losses(1)	—	16,368	—
EBITDAre	$(5,865)	$22,042	$75,956

Reconciliation to Adjusted EBITDAre
Depreciation and amortization related to corporate assets	$(100)	$(96)	$(103)
Loss on extinguishment of debt	—	—	213
Amortization of share-based compensation expense(2)	2,295	2,040	1,894
Non-cash ground rent and straight-line rent expense	19	80	126
Other non-recurring expenses(2)	4	394	—
Adjusted EBITDAre attributable to common stock and unit holders	$(3,647)	$24,460	$78,086
Corporate-level costs and expenses	4,685	6,180	6,638
Pro forma hotel level adjustments, net	173	875	(5,856)
Other	(1,116)	(280)	—
Same-Property Hotel EBITDA attributable to common stock and unit holders(3)	$95	$31,235	$78,868
1.During the three months ended March 31, 2020, we recorded goodwill impairments totaling $16.4 million for Andaz Savannah and Bohemian Hotel Savannah Riverfront, Autograph Collection. The goodwill impairments were directly attributed to existing market weakness due to new supply and the material adverse impact that the COVID-19 pandemic had on the results of operations at each hotel.
2.During the three months ended March 31, 2020, we reduced our corporate personnel in order to preserve capital over the long-term as a result of the material adverse impact that COVID-19 has had on our results of operations. As a result of the corporate personnel reductions, during the three months ended March 31, 2020, we incurred $0.4 million of accelerated amortization for related share-based compensation expense and $0.4 million of other non-recurring expense for severance related costs.
3.See the reconciliation of Total Revenues and Total Hotel Operating Expenses on a consolidated GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses and the calculation of Same-Property Hotel EBITDA and Hotel EBITDA Margin for the three months ended March 31, 2021 and 2020 on page 14 and for the three months ended March 31, 2019 on page 15.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net (Loss) Income to FFO and Adjusted FFO
For the Three Months Ended March 31, 2021, 2020 and 2019
(Unaudited)
($ amounts in thousands)

To be Updated	Three Months Ended March 31,
	2021	2020	2019
Net (loss) income	$(57,977)	$(37,130)	$17,276
Adjustments:
Depreciation and amortization related to investment properties	33,097	36,995	39,897
Impairment of investment properties(1)	—	16,368	—
FFO attributable to common stock and unit holders	$(24,880)	$16,233	$57,173
Reconciliation to Adjusted FFO
Loss on extinguishment of debt	—	—	213
Loan related costs, net of adjustment related to non-controlling interests(2)	1,767	623	625
Amortization of share-based compensation expense	2,295	2,040	1,894
Non-cash ground rent and straight-line rent expense	19	80	126
Other non-recurring expenses(3)	4	394	—
Adjusted FFO attributable to common stock and unit holders	$(20,795)	$19,370	$60,031
Weighted-average shares outstanding - Diluted(4)	114,826	114,478	114,165
Adjusted FFO per diluted share	$(0.18)	$0.17	$0.53
1.During the three months ended March 31, 2020, we recorded goodwill impairments totaling $16.4 million for Andaz Savannah and Bohemian Hotel Savannah Riverfront, Autograph Collection. The goodwill impairments were directly attributed to existing market weakness due to new supply and the material adverse impact that the COVID-19 pandemic had on the results of operations at each hotel.
2.Loan related costs includes amortization of debt premiums, discounts and deferred loan origination costs.
3.During the three months ended March 31, 2020, we reduced our corporate personnel in order to preserve capital over the long-term as a result of the material adverse impact that COVID-19 has had on our results of operations. As a result of the corporate personnel reductions, during the three months ended March 31, 2020, we incurred $0.4 million of accelerated amortization for related share-based compensation expense and $0.4 million of other non-recurring expense for severance related costs.
4.Diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership units for the respective periods presented in thousands.

Xenia Hotels & Resorts, Inc.
Debt Summary as of March 31, 2021
($ amounts in thousands)

	Rate Type	Rate(1)		Maturity Date	Outstanding as of March 31, 2021

Mortgage Loans
Kimpton Hotel Palomar Philadelphia	Fixed(2)	4.14%		January 2023	$57,000
Renaissance Atlanta Waverly Hotel & Convention Center	Partially Fixed(3)	3.74%		August 2024	100,000
Andaz Napa	Partially Fixed (4)	3.55%		September 2024	56,000
The Ritz-Carlton, Pentagon City	Fixed(5)	4.95%		January 2025	65,000
Grand Bohemian Hotel Orlando, Autograph Collection	Fixed	4.53%		March 2026	57,597
Marriott San Francisco Airport Waterfront	Fixed	4.63%		May 2027	115,325
Total Mortgage Loans		4.27%	(6)		$450,922
Corporate Credit Facilities
Revolving Credit Facility(7)	Variable	2.93%		February 2024	163,093
Corporate Credit Facility Term Loan $150M	Partially Fixed(8)	3.77%		August 2023	150,000
Corporate Credit Facility Term Loan $125M	Partially Fixed(9)	3.92%		September 2024	125,000
Total Corporate Credit Facilities		3.50%	(6)		$438,093
Senior Notes $500M	Fixed	6.38%		August 2025	500,000
Loan premiums, discounts and unamortized deferred premium financing costs, net(10)					(14,977)
Total Debt, net of loan premiums, discounts and unamortized deferred financing costs		4.78%	(6)		$1,374,038
1.The rates shown represent the annual interest rates as of March 31, 2021. The variable index for secured mortgage loans is one-month LIBOR and the variable index for corporate credit facilities reflects a 25 basis point LIBOR floor which is applicable for the value of all corporate credit facilities not subject to an interest rate hedge.
2.A variable interest loan for which the interest rate has been fixed through maturity.
3.A variable interest loan for which the interest rate has been fixed on $90 million of the balance through January 2022, after which the rate reverts to variable.
4.A variable interest loan for which the interest rate has been fixed on $51 million of the balance through January 2022, after which the rate reverts to variable.
5.A variable interest loan for which the interest rate has been fixed through January 2023.
6.Weighted-average interest rate as of March 31, 2021.
7.The Revolving Credit Facility has total commitments of $523 million through February 2022, after which the total commitments will decrease to $450 million through February 2024.
8.A variable interest loan for which LIBOR has been fixed for $125 million of the balance through October 2022. The spread to LIBOR may vary, as it is determined by the Company's leverage ratio. The applicable interest rate has been set to the highest level of grid-based pricing during the covenant waiver period.
9.A variable interest loan for which LIBOR has been fixed through September 2022. The spread to LIBOR may vary, as it is determined by the Company's leverage ratio. The applicable interest rate has been set to the highest level of grid-based pricing during the covenant waiver period.
10.Includes loan premiums, discounts and deferred financing costs, net of accumulated amortization.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel EBITDA and Hotel EBITDA Margin
For the Three Months Ended March 31, 2021 and 2020
($ amounts in thousands)

	Three Months Ended March 31,
	2021	2020		Change
Same-Property Occupancy(1)	34.8%	57.1%	(2,230)	bps
Same-Property Average Daily Rate(1)	$188.68	$227.63		(17.1)%
Same-Property RevPAR(1)	$65.70	$129.93		(49.4)%
Same-Property Revenues(1):
Rooms revenues	$55,646	$111,287		(50.0)%
Food and beverage revenues	21,589	67,928		(68.2)%
Other revenues	10,585	15,807		(33.0)%
Total Same-Property revenues	$87,820	$195,022		(55.0)%
Same-Property Expenses(1):
Rooms expenses	$15,463	$30,321		(49.0)%
Food and beverage expenses	18,051	48,516		(62.8)%
Other direct expenses	3,198	5,030		(36.4)%
Other indirect expenses	36,514	61,114		(40.3)%
Management and franchise fees	2,843	6,415		(55.7)%
Real estate taxes, personal property taxes and insurance	11,240	11,699		(3.9)%
Ground lease expense	416	692		(39.9)%
Total Same-Property hotel operating expenses	$87,725	$163,787		(46.4)%

Same-Property Hotel EBITDA(1)	$95	$31,235		(99.7)%
Same-Property Hotel EBITDA Margin(1)	0.1%	16.0%	(1,590)	bps
1.“Same-Property” includes all hotels owned as of March 31, 2021, except for Hyatt Regency Portland at the Oregon Convention Center. Includes hotels that had temporarily suspended operations for a portion of the three months ended March 31, 2020. "Same-Property" also includes disruption from the COVID-19 pandemic in 2021 and 2020 results and renovation disruption for multiple capital projects during the periods presented. The following is a reconciliation of Total Revenues and Total Hotel Operating Expenses consolidated on a GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses for three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
	2021	2020
Total Revenues - GAAP	$87,852	$215,353
Total revenues from sold hotels	—	(16,931)
Other revenues	(32)	(3,400)
Total Same-Property Revenues	$87,820	$195,022

Total Hotel Operating Expenses - GAAP	$77,084	$170,858
Real estate taxes, personal property taxes and insurance	10,540	13,675
Ground lease expense, net(a)	416	692
Other income	(64)	(53)
Corporate-level costs and expenses	(47)	(461)
Pro forma hotel level adjustments, net(b)	(204)	(20,924)
Total Same-Property Hotel Operating Expenses	$87,725	$163,787
a.Excludes non-cash ground rent expense.
b.Includes adjustments for hotel expenses from sold hotels and for Hyatt Regency Portland at the Oregon Convention Center, which is not included in Same-Property amounts.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel EBITDA and Hotel EBITDA Margin
For the Three Months Ended March 31, 2021 and 2019
($ amounts in thousands)

	Three Months Ended March 31,
	2021	2019		Change
Same-Property Occupancy(1)	34.8%	76.3%	(4,150)	bps
Same-Property Average Daily Rate(1)	$188.68	$235.10		(19.7)%
Same-Property RevPAR(1)	$65.70	$179.27		(63.4)%
Same-Property Revenues(1):
Rooms revenues	$55,646	$151,856		(63.4)%
Food and beverage revenues	21,589	95,227		(77.3)%
Other revenues	10,585	17,115		(38.2)%
Total Same-Property revenues	$87,820	$264,198		(66.8)%
Same-Property Expenses(1):
Rooms expenses	$15,463	$35,587		(56.5)%
Food and beverage expenses	18,051	58,722		(69.3)%
Other direct expenses	3,198	6,355		(49.7)%
Other indirect expenses	36,514	62,224		(41.3)%
Management and franchise fees	2,843	10,687		(73.4)%
Real estate taxes, personal property taxes and insurance	11,240	10,776		4.3%
Ground lease expense	416	979		(57.5)%
Total Same-Property hotel operating expenses	$87,725	$185,330		(52.7)%
Same-Property Hotel EBITDA(1)	$95	$78,868		(99.9)%
Same-Property Hotel EBITDA Margin(1)	0.1%	29.9%	(2,980)	bps
1.“Same-Property” includes all hotels owned as of March 31, 2021, except for Hyatt Regency Portland at the Oregon Convention Center. Includes disruption from the COVID-19 pandemic in 2021 results and renovation disruption for multiple capital projects during the periods presented. The following is a reconciliation of Total Revenues and Total Hotel Operating Expenses consolidated on a GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses for three months ended March 31, 2021 and 2019:

	Three Months Ended March 31,
	2021	2019
Total Revenues - GAAP	$87,852	$293,687
Total revenues from sold hotels	—	(29,489)
Other revenues	(32)	—
Total Same-Property Revenues	$87,820	$264,198

Total Hotel Operating Expenses - GAAP	$77,084	$195,889
Real estate taxes, personal property taxes and insurance	10,540	13,059
Ground lease expense, net(a)	416	979
Other income	(64)	(62)
Pre-opening expenses	—	(19)
Corporate-level costs and expenses	(47)	(883)
Pro forma hotel level adjustments, net(b)	(204)	(23,633)
Total Same-Property Hotel Operating Expenses	$87,725	$185,330
a.Excludes non-cash ground rent expense.
b.Includes adjustments for hotel expenses from sold hotels and for Hyatt Regency Portland at the Oregon Convention Center, which is not included in Same-Property amounts.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Market

Market(2)	% of 2019 Hotel EBITDA(3)	Number of Hotels	Number of Rooms
Houston, TX	12%	3	1,220
Orlando, FL	12%	3	1,141
Phoenix, AZ	11%	2	612
Dallas, TX	9%	2	961
San Francisco/San Mateo, CA	9%	1	688
San Jose/Santa Cruz, CA	7%	1	505
Atlanta, GA	6%	2	649
San Diego, CA	5%	2	486
Denver, CO	4%	2	391
Washington, DC-MD-VA	4%	2	472
Other	21%	14	2,286
Same-Property(1)	100%	34	9,411
Hyatt Regency Portland at the Oregon Convention Center		1	600
Total Portfolio		35	10,011
1."Same-Property” includes all hotels owned as of March 31, 2021, except for Hyatt Regency Portland at the Oregon Convention Center.
2.As defined by STR, Inc.
3.Based on Hotel EBITDA for the year ended December 31, 2019 as results for the year ended December 31, 2020 are not representative of typical operating results.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Market
For the Three Months Ended March 31, 2021, 2020 and 2019

	Three Months Ended			Three Months Ended
	March 31, 2021			March 31, 2020			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market
Houston, TX	46.8%	$151.22	$70.77	55.4%	$186.56	$103.42	(31.6)%
Orlando, FL	41.7%	156.31	65.21	64.0%	227.77	145.75	(55.3)%
Phoenix, AZ	40.9%	366.68	149.90	59.4%	367.35	218.06	(31.3)%
Dallas, TX	29.3%	104.96	30.71	51.5%	205.53	105.84	(71.0)%
San Francisco/San Mateo, CA	17.5%	134.27	23.50	67.3%	238.72	160.62	(85.4)%
San Jose/Santa Cruz, CA	13.4%	97.62	13.12	53.5%	258.35	138.26	(90.5)%
Atlanta, GA	38.3%	170.05	65.13	58.0%	203.45	117.98	(44.8)%
San Diego, CA	17.3%	237.51	41.05	40.9%	221.53	90.59	(54.7)%
Denver, CO	37.6%	215.73	81.16	57.0%	240.10	136.78	(40.7)%
Washington, DC-MD-VA	29.5%	175.33	51.78	55.1%	203.68	112.22	(53.9)%
Other	39.0%	218.93	85.35	57.6%	218.66	125.90	(32.2)%
Total	34.8%	$188.68	$65.70	57.1%	$227.63	$129.93	(49.4)%

	Three Months Ended			Three Months Ended
	March 31, 2021			March 31, 2019			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market
Houston, TX	46.8%	$151.22	$70.77	73.7%	$181.84	$133.96	(47.2)%
Orlando, FL	41.7%	156.31	65.21	83.7%	226.91	189.84	(65.7)%
Phoenix, AZ	40.9%	366.68	149.90	81.8%	374.44	306.38	(51.1)%
Dallas, TX	29.3%	104.96	30.71	72.2%	199.60	144.06	(78.7)%
San Francisco/San Mateo, CA	17.5%	134.27	23.50	90.3%	254.31	229.67	(89.8)%
San Jose/Santa Cruz, CA	13.4%	97.62	13.12	79.6%	278.77	221.99	(94.1)%
Atlanta, GA	38.3%	170.05	65.13	75.6%	217.23	164.26	(60.3)%
San Diego, CA	17.3%	237.51	41.05	69.4%	267.98	186.08	(77.9)%
Denver, CO	37.6%	215.73	81.16	70.9%	243.97	172.88	(53.1)%
Washington, DC-MD-VA	29.5%	175.33	51.78	71.4%	224.59	160.46	(67.7)%
Other	39.0%	218.93	85.35	72.7%	222.96	162.14	(47.4)%
Total	34.8%	$188.68	$65.70	76.3%	$235.10	$179.27	(63.4)%
1."Same-Property” includes all hotels owned as of March 31, 2021, except for Hyatt Regency Portland at the Oregon Convention Center.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Historical Operating Data
($ amounts in thousands, except ADR and RevPAR)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2021	2021	2021	2021	2021

Occupancy	34.8%
ADR	$188.68
RevPAR	$65.70

Hotel Revenues	$87,820
Hotel EBITDA	$95
Hotel EBITDA Margin	0.1%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2020	2020	2020	2020	2020
Occupancy	57.1%	3.9%	24.4%	27.8%	28.3%
ADR	$227.63	$184.17	$172.25	$182.64	$203.00
RevPAR	$129.93	$7.19	$42.09	$50.82	$57.45

Hotel Revenues	$195,022	$13,860	$57,710	$73,723	$340,314
Hotel EBITDA	$31,235	$(35,529)	$(14,595)	$(2,938)	$(21,826)
Hotel EBITDA Margin	16.0%	(256.3)%	(25.3)%	(4.0)%	(6.4)%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019
Occupancy	76.3%	79.8%	76.2%	72.9%	76.3%
ADR	$235.10	$225.71	$210.91	$221.40	$223.26
RevPAR	$179.27	$180.05	$160.79	$161.36	$170.29

Hotel Revenues	$264,198	$261,163	$227,522	$247,313	$1,000,197
Hotel EBITDA	$78,868	$77,536	$53,099	$66,149	$275,652
Hotel EBITDA Margin	29.9%	29.7%	23.3%	26.7%	27.6%
1."Same-Property” includes all hotels owned as of March 31, 2021, except for Hyatt Regency Portland at the Oregon Convention Center. Includes hotels that had temporarily suspended operations for a portion of the year ended December 31, 2020, as if all hotels rooms were available for sale. "Same-Property" also includes renovation disruption for multiple capital projects during the periods presented and disruption from the COVID-19 pandemic in 2021 and 2020.